UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2006

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CASTLE BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York 10022

(Address of principal executive offices)

(646) 356-0200

(Registrant's telephone number,

 including area code)

____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Hiring of Herbert J. Roberts as Chief Financial Officer and Claes Fick as Chief Commercial and Marketing Officer

On December 5, 2006, Castle Brands Inc. (the “Company”) entered into a four-year Employment Agreement with Herbert J. Roberts pursuant to which Mr. Roberts will serve as Senior Vice President and Chief Financial Officer of the Company, effective immediately.

On December 5, 2006, the Company’s wholly owned subsidiary, Castle Brands Spirits Company Ltd. (“CB Ireland”), entered into a four-year Employment Agreement with Claes Fick pursuant to which Mr. Fick will serve as Chief Commercial and Marketing Officer of CB Ireland, effective February 1, 2006.

A copy of the press release announcing the hiring of Messrs. Roberts and Fick is furnished herewith as Exhibit 99.1.

Termination of Employment Agreement of Constantine Constandis

On December 5, 2006, Constantine Constandis delivered notice to the Company that he was terminating his employment with the Company pursuant to his Employment Agreement with the Company, dated as of July 1, 2006.  Following the delivery of the notice, Mr. Constandis and the Company agreed to terminate his employment immediately.  No termination penalties or severance payments are to be paid by the Company in connection with the termination of Mr. Constandis’ employment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated December 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

December 6, 2006

CASTLE BRANDS INC.

By /s/ Mark Andrews

Name:  Mark Andrews

Title:    Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated December 6, 2006.